Filed Pursuant to Rule 424(b)(2)
Registration No. 333-153916

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to Be Registered	Aggregate Offering Price	Registration Fee(1)
Common Stock, $0.01 par value	$150,000,000	$5,895

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 9, 2008)

$150,000,000

CenterPoint Energy, Inc.

Common Stock

We have entered into a continuous offering program equity distribution agreement with Citigroup Global Markets Inc., or Citi, relating to the shares of common stock, par value $0.01 per share, together with the related preferred share purchase rights, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Citi as our sales agent.

Sales of the shares, if any, will be made by means of ordinary brokers’ transactions at market prices or as otherwise agreed with Citi. We will pay Citi an aggregate fee equal to 1.5% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to Citi as principal for its own account at a price agreed upon at the time of sale. If we sell shares to Citi as principal, we will enter into a separate terms agreement with Citi, and we will describe this agreement in a separate prospectus supplement.

Citi is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares offered, as instructed by us.

Our common stock is listed on the New York and Chicago Stock Exchanges and is traded under the symbol “CNP.” The last reported sale price of our common stock on the New York Stock Exchange on February 24, 2009 was $11.88 per share.

Investing in our common stock involves risks.  See “Risk Factors” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citi

February 25, 2009

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Citi has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell shares of our common stock and are not soliciting an offer to buy shares of our common stock in any state where the offer or sale is not permitted. You should assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

Prospectus
About This Prospectus	1
Where You Can Find More Information	2
Incorporation By Reference	2
About CenterPoint Energy, Inc.	3
Risk Factors	3
Cautionary Statement Regarding Forward-Looking Information	3
Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends	5
Use of Proceeds	5
Description of Our Debt Securities	6
Description of Our Capital Stock	15
Description of Stock Purchase Contracts and Equity Units	22
Holding Company Structure	23
Plan of Distribution	24
Legal Matters	26
Experts	26

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement and the accompanying prospectus, which include information incorporated by reference (see “Incorporation by Reference” below), are part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement and the accompanying prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) (file no. 1-31447) until all the securities are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Current Report on Form 8-K filed on February 24, 2009; and

•	the description of our common stock (including the related preferred share purchase rights) contained in our Current Report on Form 8-K filed on October 3, 2008, as we may update that description from time to time.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

S-ii

SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”

CenterPoint Energy, Inc.

We are a public utility holding company. Our operating subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities, interstate pipelines and natural gas gathering, processing and treating facilities. As of the date of this prospectus supplement, our principal indirect wholly owned subsidiaries include:

•	CenterPoint Energy Houston Electric, LLC (CenterPoint Houston), which engages in the electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston; and

•	CenterPoint Energy Resources Corp. (CERC Corp. and, together with its subsidiaries, CERC), which owns and operates natural gas distribution systems in six states. Subsidiaries of CERC Corp. own interstate natural gas pipelines and gas gathering systems and provide various ancillary services. A wholly owned subsidiary of CERC Corp. offers variable and fixed-price physical natural gas supplies primarily to commercial and industrial customers and electric and gas utilities.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: 713-207-1111).

The Offering

Issuer	CenterPoint Energy, Inc.

Common Stock Offered	Shares having an aggregate offering price of up to $150,000,000

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” as discussed on page S-3 of this prospectus supplement before deciding whether to invest in our common stock.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, loans to our subsidiaries and, pending such use, to repay outstanding borrowings under our revolving credit facility. See “Use of Proceeds” on page S-4 of this prospectus supplement.

New York and Chicago Stock Exchange Symbol	CNP

RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words. We use the terms “we” and “our” in this section to mean CenterPoint Energy, Inc. and its subsidiaries.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•	the resolution of the true-up proceedings, including, in particular, the results of appeals to the courts regarding rulings obtained to date;

•	state and federal legislative and regulatory actions or developments, including deregulation or re-regulation of our businesses, environmental regulations, including regulations related to global climate change, and changes in or application of laws or regulations applicable to the various aspects of our business;

•	timely and appropriate legislative and regulatory actions allowing securitization or other recovery of costs associated with Hurricane Ike;

•	timely and appropriate rate actions and increases, allowing recovery of costs, and a reasonable return on investment;

•	cost overruns on major capital projects that cannot be recouped in prices;

•	industrial, commercial and residential growth rates in our service territory and changes in market demand and demographic patterns;

•	the timing and extent of changes in commodity prices, particularly natural gas;

•	the timing and extent of changes in the supply of natural gas;

•	the timing and extent of changes in natural gas basis differentials;

•	weather variations and other natural phenomena;

•	changes in interest rates or rates of inflation;

•	commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	actions by rating agencies;

•	effectiveness of our risk management activities;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers, including Reliant Energy, Inc. (RRI);

•	the ability of RRI and its subsidiaries to satisfy their other obligations to us, including indemnity obligations, or in connection with the contractual arrangements pursuant to which we are their guarantor;

•	the outcome of litigation brought by or against us;

•	our ability to control costs;

•	the investment performance of our employee benefit plans;

•	our potential business strategies, including acquisitions or dispositions of assets or businesses, which we cannot assure will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving us or our competitors; and

•	other factors we discuss in “Risk Factors” on page S-3 of this prospectus supplement, and other reports we file from time to time with the SEC.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of common stock from time to time pursuant to the equity distribution agreement for general corporate purposes, including, without limitation, loans to our subsidiaries. Pending such use, we intend to use the net proceeds to repay outstanding borrowings under our revolving credit facility, which matures in June 2012 and under which an affiliate of Citigroup Global Markets Inc. is a lender. Borrowings under our revolving credit facility currently bear interest at a weighted average interest rate of 0.96%. We used the borrowings under our revolving credit facility for general corporate purposes.

PLAN OF DISTRIBUTION

We have entered into a continuous offering program equity distribution agreement with Citigroup Global Markets Inc. under which we may issue and sell up to an aggregate sales price of $150,000,000 of shares of common stock from time to time through Citi, as our sales agent. The form of the equity distribution agreement is filed as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus supplement. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions at market prices or as otherwise agreed by Citi and us. As an agent, Citi will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of common stock to Citi, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Citi as principal, we will enter into a separate terms agreement with Citi, and we will describe this agreement in a separate prospectus supplement.

We will designate from time to time the maximum amount of shares of common stock to be sold through Citi, on a daily basis or otherwise as we and Citi agree, and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the equity distribution agreement, Citi will use its commercially reasonable efforts to sell as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct Citi not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Citi may suspend or terminate the offering of shares of common stock under the equity distribution agreement by notifying the other party.

Citi will provide to us written confirmation following the close of trading on the New York Stock Exchange each day in which shares of common stock are sold by it for us under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the proceeds to us (after regulatory transaction fees, if any). We will report at least quarterly the number of shares of common stock sold through Citi under the equity distribution agreement, the proceeds to us (before expenses) and the compensation paid by us to Citi in connection with the sales of common stock. We expect to make such reports in documents incorporated by reference herein.

We will pay Citi a commission equal to 1.5% of the gross sales price per share of shares sold through it as our agent under the equity distribution agreement. We have agreed to reimburse Citi for its reasonable out of pocket expenses, including legal expenses, in connection with the equity distribution agreement. We estimate that the total expenses of the offering payable by us, excluding commissions under the equity distribution agreement, will be approximately $255,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales were made in return for payment to us of the gross sales price less the amount of regulatory transaction fees, if any. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

An affiliate of Citigroup Global Markets Inc. is a lender under our revolving credit facility and, accordingly, may receive a portion of the net proceeds of this offering. See “Use of Proceeds.” In addition, Citigroup Global Markets Inc. has performed investment banking and advisory services for us from time to time for which it received customary fees and expenses. Citigroup Global Markets Inc. may from time to time engage in transactions with, or perform other services for, us in the ordinary course of business.

Citi will act as sales agent on a commercially reasonable efforts basis. In connection with the sale of the common stock on our behalf, Citi may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Citi may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Citi against certain civil liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the agreement and (2) termination of the equity distribution agreement by us or Citi.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas will pass on the validity of the shares offered in this prospectus supplement. Scott E. Rozzell, Esq., our Executive Vice President, General Counsel and Corporate Secretary, or Rufus S. Scott, Esq., our Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary, may pass on other legal matters for us. Dewey & LeBoeuf LLP will pass on certain legal matters for Citi.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules, incorporated in this document by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002
(713) 207-1111

CENTERPOINT ENERGY, INC.

SENIOR DEBT SECURITIES
JUNIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
STOCK PURCHASE CONTRACTS
EQUITY UNITS

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

The Offering

We may offer from time to time:

•	senior debt securities;

•	junior subordinated debt securities;

•	common stock;

•	preferred stock;

•	stock purchase contracts; and

•	equity units.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “CNP.”

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on the front of that document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The Bank of New York Mellon Trust Company, National Association, in each of its capacities referenced herein, including, but not limited to, trustee, purchase contract agent, collateral agent, custodial agent and securities intermediary, has not participated in the preparation of this prospectus and assumes no responsibility for its content.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus, which includes information incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all the securities are sold:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007,

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008,

•	Our Current Reports on Form 8-K filed on January 3, 2008, January 29, 2008, February 25, 2008, March 19, 2008, May 6, 2008, June 18, 2008, July 29, 2008, September 23, 2008 and October 8, 2008;

•	Item 8.01 of our Current Report on Form 8-K filed on August 6, 2008; and

•	the description of our common stock (including the related preferred share purchase rights) contained in our Current Report on Form 8-K filed on October 3, 2008, as we may update that description from time to time.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

CenterPoint Energy, Inc.
Attn: Investor Relations
P.O. Box 4567
Houston, Texas 77210-4567
(713) 207-6500

ABOUT CENTERPOINT ENERGY, INC.

We are a public utility holding company. Our operating subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities, interstate pipelines and natural gas gathering, processing and treating facilities. As of the date of this prospectus, our principal indirect wholly owned subsidiaries include:

•	CenterPoint Energy Houston Electric, LLC, which engages in the electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston; and

•	CenterPoint Energy Resources Corp. (CERC Corp.), which owns and operates natural gas distribution systems in six states. Subsidiaries of CERC Corp. own interstate natural gas pipelines and gas gathering systems and provide various ancillary services. A wholly owned subsidiary of CERC Corp. offers variable and fixed-price physical natural gas supplies primarily to commercial and industrial customers and electric and gas utilities.

Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-1111).

RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in the documents that are incorporated by reference in this prospectus (which risk factors are incorporated herein by reference), and could include additional uncertainties not presently known to us or that we currently do not consider material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words. We use the terms “we” and “our” in this section to mean CenterPoint Energy, Inc. and its subsidiaries.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•	the resolution of the true-up proceedings, including, in particular, the results of appeals to the courts regarding rulings obtained to date;

•	state and federal legislative and regulatory actions or developments, including deregulation or re-regulation of our businesses, environmental regulations, including regulations related to global climate change, and changes in or application of laws or regulations applicable to the various aspects of our business;

•	timely and appropriate rate actions and increases, allowing recovery of costs, including those associated with Hurricane Ike, and a reasonable return on investment;

•	cost overruns on major capital projects that cannot be recouped in prices;

•	industrial, commercial and residential growth rates in our service territory and changes in market demand and demographic patterns;

•	the timing and extent of changes in commodity prices, particularly natural gas;

•	the timing and extent of changes in the supply of natural gas;

•	the timing and extent of changes in natural gas basis differentials;

•	weather variations and other natural phenomena;

•	changes in interest rates or rates of inflation;

•	commercial bank and financial market conditions, our access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

•	actions by rating agencies;

•	effectiveness of our risk management activities;

•	inability of various counterparties to meet their obligations to us;

•	non-payment for our services due to financial distress of our customers, including Reliant Energy, Inc. (RRI);

•	the ability of RRI and its subsidiaries to satisfy their other obligations to us, including indemnity obligations, or in connection with the contractual arrangements pursuant to which we are their guarantor;

•	the outcome of litigation brought by or against us;

•	our ability to control costs;

•	the investment performance of our employee benefit plans;

•	our potential business strategies, including acquisitions or dispositions of assets or businesses, which we cannot assure will be completed or will have the anticipated benefits to us;

•	acquisition and merger activities involving us or our competitors; and

•	other factors we discuss in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports we file from time to time with the SEC that are incorporated by reference.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated. The ratios were calculated pursuant to applicable rules of the SEC.

						Six Months
						Ended
	Year Ended December 31,					June 30,
	2003	2004	2005	2006	2007	2008

Ratio of earnings to fixed charges	1.81	1.43	1.51	1.77	1.86	2.14	(1)

(1)	We do not believe that the ratio for the six-month period is necessarily indicative of the ratios for the twelve-month periods due to the seasonal nature of our business.

We had no preferred stock outstanding for any period presented in the table above and, accordingly, our ratios of earnings to combined fixed charges and preferred stock dividends are the same as our ratios of earnings to fixed charges.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital,

•	capital expenditures,

•	acquisitions,

•	the repayment or refinancing of debt securities, and

•	loans or advances to subsidiaries.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities offered by this prospectus will be CenterPoint Energy’s general unsecured obligations. CenterPoint Energy will issue senior debt securities (“senior debt securities”) under an indenture, dated as of May 19, 2003, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee (as supplemented from time to time, the “senior indenture”) and junior subordinated debt securities (“junior subordinated debt securities”) under a separate indenture to be entered into between us and The Bank of New York Mellon Trust Company, National Association, as trustee (as supplemented from time to time, the “junior subordinated indenture”). We will refer to the senior indenture and the junior subordinated indenture together as the “indentures,” and each as an “indenture.” The indentures will be substantially identical, except for provisions relating to subordination and covenants. We have filed or incorporated by reference the senior indenture and a form of the junior subordinated indenture as exhibits to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this description of our debt securities, unless otherwise indicated, are references to section numbers of the indentures.

You should carefully read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture that may be important to you before investing in our senior debt securities or junior subordinated debt securities.

Provisions Applicable to Each Indenture

General.  We may issue debt securities from time to time in one or more series under the applicable indenture. There is no limitation on the amount of debt securities we may issue under either indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture and those made a part of such indenture by the Trust Indenture Act of 1939 (Trust Indenture Act).

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”

Terms.  We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities are senior debt securities or junior subordinated debt securities,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, the basis for calculating interest if other than a 360-day year of twelve 30-day months and any right to extend or defer interest payments and the duration of such extension or deferral,

•	the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

•	any provisions for redemption of the debt securities,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula,

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in $U.S.,

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•	the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•	if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

•	any variation of the defeasance and covenant defeasance sections of the applicable indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•	whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate of the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•	any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the applicable indenture,

•	any additions or changes to applicable indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any paying agents for the debt securities, if other than the trustee,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities are secured,

•	any restriction or condition on the transferability of the debt securities,

•	with respect to the junior subordinated indenture, any changes to the subordination provisions for the junior subordinated debt securities; and

•	any other terms of the debt securities consistent with the applicable indenture. (Section 301)

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer.  We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•	to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•	to register the transfer or exchange of any debt security of that series if we have selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

Book-entry.  We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Payment and Paying Agents.  Under both indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Restrictive Covenants.  We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets.  Under both indentures, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, referred to as a “successor person” unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

•	the successor person expressly assumes our obligations with respect to the debt securities and the applicable indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

•	we have delivered to the trustee the certificates and opinions required under the applicable indenture. (Section 801)

As used in the indenture, the term “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

Events of Default.  Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under each indenture for a series of debt securities:

•	our failure to pay principal or premium, if any, on that series when due, including at maturity or upon redemption or acceleration,

•	our failure to pay any interest on that series for 30 days after the interest becomes due,

•	our failure to deposit any sinking fund payment, when due, relating to that series,

•	our failure to perform, or our breach in any material respect of, any other covenant or warranty in the applicable indenture, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the applicable indenture,

•	specified events involving our bankruptcy, insolvency or reorganization, and

•	any other event of default we may provide for that series,

provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee, assigned to and working in the trustee’s corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office. (Section 501)

If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. In order to declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

The right described in the preceding paragraph does not apply if an event of default described in the fifth bullet point above occurs, or an event of default described in the sixth bullet point above that applies to all outstanding debt securities under the applicable indenture occurs. If one of the events of default described in the fifth bullet point above occurs with respect to the debt securities of any series, the debt securities of that series then outstanding under the applicable indenture will be due and payable immediately. If any of the events of default described in the sixth bullet point above that apply to all outstanding debt securities under an indenture occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding under the applicable indenture, treated as one class, may declare the principal amount of all of the debt securities then outstanding under such indenture to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest,

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

•	any interest on overdue interest, to the extent legally permitted, and

•	all amounts due to the trustee under the applicable indenture, and

•	all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the applicable indenture,

•	the trustee may take any other action it deems proper which is not inconsistent with the direction, and

•	the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

A holder of a debt security of any series may only pursue a remedy under the applicable indenture if:

•	the holder gives the trustee written notice of a continuing event of default for that series,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

•	the holders offer reasonable indemnity to the trustee,

•	the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the applicable indenture and specifying all of our known defaults, if any. (Section 1004)

Modification and Waiver.  We may enter into one or more supplemental indentures to either indenture with the trustee without the consent of the holders of the debt securities in order to:

•	evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add events of default for any series of debt securities,

•	add to or change any provision of the applicable indenture to the extent necessary to issue debt securities in bearer form,

•	add to, change or eliminate any provision of the applicable indenture applying to one or more series of debt securities, including, for the junior subordinated indenture, the subordination provisions, provided that if such action adversely affects the interests of any holder of any series of debt securities issued thereunder, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the applicable indenture,

•	establish the form or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the applicable indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•	supplement any provisions of the applicable indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities issued thereunder,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•	add, change or eliminate any provisions of the applicable indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities issued thereunder. (Section 901)

We may enter into one or more supplemental indentures to either indenture with the trustee in order to add to, change or eliminate provisions of such indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the applicable indenture,

•	reduces the principal amount of, or any premium or interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on any debt security,

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the applicable indenture, for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults,

•	makes certain modifications to the provisions for modification of the applicable indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such charge,

•	in the case of the junior subordinated indenture, modifies the subordination provisions in a manner adverse to the holders of the junior subordinated debt securities,

•	makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

•	changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

In addition, we may not modify the subordination provisions of any outstanding junior subordinated debt securities without the consent of each holder of our senior debt that would be adversely affected thereby. The term “senior debt” is defined below under “— Provisions Applicable Solely to Junior Subordinated Debt Securities — Subordination.”

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the applicable indenture with respect to such series. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of the applicable indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the applicable indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under either indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of both indentures, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. (Section 104)

Defeasance.  When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•	we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

If we effect legal defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

Notices.  Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

Title.  We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law.  New York law will govern both indentures and the debt securities. (Section 112)

Regarding the Trustee.  As of June 30, 2008, the trustee served as trustee for $1.8 billion aggregate principal amount of our outstanding debt securities and $1.0 billion aggregate principal amount of outstanding pollution control bonds issued on our behalf. In addition, the trustee serves as trustee for debt securities of some of our subsidiaries. We maintain brokerage relationships and a rabbi trust with the trustee and its affiliates.

If an event of default occurs under either indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the applicable indenture. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

Provisions Applicable Solely to Senior Debt Securities

Ranking.  Our senior debt securities will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness.

Provisions Applicable Solely to Junior Subordinated Debt Securities

Subordination.  The junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture, to all of our senior indebtedness, as defined in the junior subordinated indenture.

Unless we inform you otherwise in a prospectus supplement, “senior indebtedness” means:

•	all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing on the date of the junior subordinated indenture or subsequently created, incurred or assumed, and

•	all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind.

Notwithstanding the foregoing, “senior indebtedness” excludes (i) our indebtedness to our subsidiaries, (ii) trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) the junior subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the junior subordinated debt securities. “Senior indebtedness” includes $840 million of our 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029.

We will describe additional provisions of our junior subordinated debt securities in a prospectus supplement applicable to the particular series of junior subordinated debt securities.

Defeasance.  Upon the effectiveness of any defeasance or covenant defeasance with respect to our junior subordinated securities, the junior subordinated debt securities then outstanding shall cease to be subordinated. See “— Provisions Applicable to Both Indentures — Defeasance”.

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions are summaries of material terms of our common stock, preferred stock, articles of incorporation and bylaws. This summary is qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, each as amended to date, copies of which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law. As of June 30, 2008, our authorized capital stock consisted of:

•	1,000,000,000 shares of common stock, par value $0.01 per share, of which 341,778,004 shares were outstanding, excluding 166 shares held as treasury stock, and

•	20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding.

A series of our preferred stock, designated Series A Preferred Stock, has been reserved for issuance upon exercise of the preferred stock purchase rights attached to each share of our common stock pursuant to the shareholder rights plan discussed below.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred under prescribed conditions to the holders of our preferred stock, the holders of our common stock possess exclusive full voting power for the election of directors and for all other purposes. Our bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, at a specified time before we file our definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.

Dividends.  Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.

Liquidation Rights.  If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock, which may include the right to participate further with the holders of our common stock in the distribution of any of our remaining assets.

Preemptive Rights.  Holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights.

Transfer Agent and Registrar.  Our shareholder services division serves as transfer agent and registrar for our common stock.

Other Provisions.  There are no redemption or sinking fund provisions applicable to our common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of our articles of incorporation and bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of our common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

Preferred Stock

Our board of directors may cause us to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of our shareholders. Our board of directors may determine the terms of each series, including:

•	the designation of the series,

•	dividend rates and payment dates,

•	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion rights,

•	voting rights, and

•	any other terms.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock,

•	the maximum number of shares of the series,

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

•	any liquidation preference,

•	any optional redemption provisions,

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock,

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity,

•	any voting rights, and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of us. For example, if, in the exercise of its fiduciary obligations, our board were to determine that a takeover proposal was not in our best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in our best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

For purposes of the rights plan described below, our board of directors has designated a series of preferred stock to constitute the Series A Preferred Stock. For a description of the rights plan, see “— Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions” and “— Shareholder Rights Plan.”

Anti-Takeover Effects of Texas Laws and Our Charter and Bylaw Provisions

Some provisions of Texas law and our articles of incorporation and bylaws could make the following actions more difficult:

•	acquisition of us by means of a tender offer,

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our shareholder rights plan, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

Election and Removal of Directors.  The exact number of members of our board of directors will be fixed from time to time by resolution of the board of directors. Members of our board of directors who were elected at or prior to the 2008 annual meeting of shareholders are assigned to one of three classes, with directors in each class serving for staggered three-year terms. However, this classified structure is being phased out. Beginning at our 2009 annual meeting of shareholders, all directors will be elected to one-year terms. Any director elected for a longer term before the 2009 annual meeting of shareholders, including the directors elected at our 2008 annual meeting to serve for terms expiring at our 2011 annual meeting, will hold office for his or her entire term. Accordingly, all of our directors will be elected annually beginning at our 2011 annual meeting of shareholders.

No director may be removed except for cause, and, subject to the voting rights expressly conferred under prescribed conditions to the holders of our preferred stock, directors may be removed for cause only by the holders of a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred under prescribed conditions to the holders of our preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.

Shareholder Meetings.  Our articles of incorporation and bylaws provide that special meetings of holders of common stock may be called only by the chairman of our board of directors, our chief executive officer, the president, the secretary, a majority of our board of directors or the holders of at least 50% of the shares outstanding and entitled to vote.

Modification of Articles of Incorporation.  In general, amendments to our articles of incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “— Election and Removal of Directors” and “— Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “— Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.

Modification of Bylaws.  Our board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Other Limitations on Shareholder Actions.  Our bylaws also impose some procedural requirements on shareholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in the bylaws, or

•	propose any other business to be brought before an annual or special meeting of shareholders.

Under these procedural requirements, a shareholder must deliver timely notice to our corporate secretary of the nomination or proposal along with evidence of:

•	the shareholder’s status as a shareholder,

•	the number of shares beneficially owned by the shareholder,

•	a list of the persons with whom the shareholder is acting in concert, and

•	the number of shares such persons beneficially own.

To be timely, a shareholder must deliver notice:

•	in connection with an annual meeting of shareholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date on which the immediately preceding year’s annual meeting of shareholders was held, not less than 180 days prior to the annual meeting and not later than the last to occur of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which we first make public announcement of the date of the annual meeting, or

•	in connection with the nomination of director candidates at a special meeting of shareholders, generally not less than 40 nor more than 60 days prior to the date of the special meeting.

In order to submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by our shareholders.

In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise promptly brought before the meeting by or at the direction of the Chairman of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.

Limitation on Liability of Directors.  Our articles of incorporation provide that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:

•	any breach of the director’s duty of loyalty to us or our shareholders,

•	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law,

•	a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director’s office, and

•	an act or omission for which the liability of a director is expressly provided for by statute.

Our bylaws provide that we will indemnify our officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act (“TBCA”). The bylaws authorize our board of directors to indemnify and advance expenses to people other than our officers and directors in certain circumstances.

Texas Anti-Takeover Law

We are subject to Article 13.03 of the TBCA. That section prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Article 13.03 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

Shareholder Rights Plan

Each share of our common stock includes one right to purchase from us a unit consisting of one one-thousandth of a share of our Series A Preferred Stock at a purchase price of $42.50 per unit, subject to adjustment. The rights are issued pursuant to the Rights Agreement dated as of January 1, 2002 between us and JPMorgan Chase Bank (the “Rights Agreement”). We have summarized selected portions of the Rights Agreement and the rights below. This summary is qualified by reference to the Rights Agreement, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Detachment of Rights; Exercisability.  The rights will attach to all certificates representing our common stock issued prior to the “release date.” That date will occur, except in some cases, on the earlier of:

•	ten days following a public announcement that a person or group of affiliated or associated persons, whom we refer to collectively as an “acquiring person,” has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock, or

•	ten business days following the start of a tender offer or exchange offer that would result in a person’s becoming an acquiring person.

Our board of directors may defer the release date in some circumstances. Also, some inadvertent acquisitions of our common stock will not result in a person’s becoming an acquiring person if the person promptly divests itself of sufficient common stock.

Until the release date:

•	common stock certificates will evidence the rights,

•	the rights will be transferable only with those certificates,

•	new common stock certificates will contain a notation incorporating the Rights Agreement by reference, and

•	the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate.

The rights are not exercisable until the release date and will expire at the close of business on December 31, 2011, unless we redeem or exchange them at an earlier date as described below.

As soon as practicable after the release date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on the release date. From that date on, only separate rights certificates will represent the rights. We will also issue rights with all shares of common stock issued prior to the release date. We will also issue rights with shares of common stock issued after the release date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by our board of directors, we will not issue rights with any other shares of common stock issued after the release date.

Flip-in Event.  A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to a “permitted offer” or a flip-over event (as defined below). The Rights Agreement defines “permitted offer” as a tender or exchange offer for all outstanding shares of our common stock at a price and on terms that a majority of the independent directors of our board of directors determines to be fair to and otherwise in the best interests of us and the best interests of our shareholders.

If a flip-in event occurs, each right, other than any right that has become null and void as described below, will become exercisable to receive (in lieu of the shares of Series A Preferred Stock otherwise purchasable) the number of shares of common stock, or in certain circumstances, cash, property or other securities, which has a “current market price” equal to two times the exercise price of the right. Please refer to the Rights Agreement for the definition of “current market price.”

Flip-Over Event.  A “flip-over event” will occur under the Rights Agreement when, at any time from and after the time a person becomes an acquiring person:

•	we are acquired or we acquire any person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer, or

•	50% or more of our assets, cash flow or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, except rights that are voided as described below, will thereafter have the right to receive, on exercise of the right, a number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

When a flip-in event or a flip-over event occurs, all rights that then are, or under the circumstances the Rights Agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the Rights Agreement specifies.

Series A Preferred Stock.  After the release date, each right will entitle the holder to purchase a one one-thousandth share of our Series A Preferred Stock, which fraction will be essentially the economic equivalent of one share of common stock.

Anti-Dilution.  The number of outstanding rights associated with a share of common stock, the number of fractional shares of Series A Preferred Stock issuable upon exercise of a right and the exercise price of the right are subject to adjustment in the event of certain stock dividends on, or a subdivision, combination or reclassification of, our common stock occurring prior to the release date. The exercise price of the rights and the number of fractional shares of Series A Preferred Stock or other securities or property issuable on exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Series A Preferred Stock.

With some exceptions, we will not be required to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. The Rights Agreement also will not require us to issue fractional shares of Series A Preferred Stock that are not integral multiples of the specified fractional share and, in lieu thereof, we will make a cash adjustment based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, we reserve the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that it will issue only whole shares of Series A Preferred Stock.

Redemption of Rights.  At any time until the time a person becomes an acquiring person, we may redeem the rights in whole, but not in part, at a price of $.005 per right, subject to adjustment, payable, at our option, in cash, shares of common stock or such other consideration as our board of directors may determine. Upon such redemption, the rights will terminate and the only right of the holders of rights will be to receive the $.005 redemption price.

Exchange of Rights.  At any time after the occurrence of a flip-in event, and prior to a person’s becoming the beneficial owner of 50% or more of our outstanding common stock or the occurrence of a flip-over event, we may exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part), at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per right, subject to adjustment.

Substitution.  If we have an insufficient number of authorized but unissued shares of common stock available to permit an exercise or exchange of rights upon the occurrence of a flip-in event, we may substitute certain other types of property for common stock so long as the total value received by the holder of the rights is equivalent to the value of the common stock that the shareholder would otherwise have received. We may substitute cash, property, equity securities or debt, reduce the exercise price of the rights or use any combination of the foregoing.

No Rights as a Shareholder.  Until a right is exercised, a holder of rights will have no rights to vote or receive dividends or any other rights as a holder of our preferred or common stock.

Amendment of Terms of Rights.  Our board of directors may amend any of the provisions of the Rights Agreement, other than the redemption price, at any time prior to the time a person becomes an acquiring person. Thereafter, the board of directors may only amend the Rights Agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the rights, excluding the interests of any acquiring person.

Rights Agent.  JPMorgan Chase Bank will serve as rights agent with regard to the rights.

Anti-Takeover Effects.  The rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to make more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our shareholders. Because our board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by the board of directors.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts, or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by such prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or equity units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or equity units, which will be filed with the SEC or otherwise incorporated by reference in our previous filings each time we issue stock purchase contracts or equity units. Certain material United States federal income tax considerations applicable to the equity units and the stock purchase contracts will also be discussed in the prospectus supplement.

HOLDING COMPANY STRUCTURE

We are a holding company that conducts substantially all of our operations through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. As a result, dividends or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we may require to pay our debt service obligations, including payments on the debt securities. In addition, the debt securities will be effectively subordinated to all of the liabilities of our subsidiaries with regard to the assets and earnings of our subsidiaries.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers,

•	directly to purchasers, including our affiliates,

•	through agents, or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the name or names of any managing underwriter or underwriters,

•	the purchase price of the securities,

•	the net proceeds to us from the sale of the securities,

•	any delayed delivery arrangements,

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Scott E. Rozzell, Esq., our Executive Vice President, General Counsel and Corporate Secretary, or Rufus S. Scott, our Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary, may pass upon other legal matters for us. Any underwriters will be advised regarding issues relating to any offering by Dewey & LeBoeuf LLP.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules, incorporated in this document by reference from our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph regarding the adoption of new accounting standards related to defined benefit pension and other postretirement plans in 2006 and conditional asset retirement obligations in 2005, (2) express an unqualified opinion on the consolidated financial statement schedules and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$150,000,000

CENTERPOINT ENERGY, INC.

Common Stock

PROSPECTUS SUPPLEMENT

February 25, 2009

Citi